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                                                                   EXHIBIT 10.10

                   NONEXCLUSIVE TECHNOLOGY LICENSE AGREEMENT


     This Agreement, dated as of April 30, 1997, is made and entered into by and between Notify Corporation, a California corporation ("Licensee") and Active Voice Corporation, a Washington corporation ("AV"). Licensee and AV are sometimes referred to herein collectively as the "Parties" and each individually as a "Party."

     The Parties agree as follows:

SECTION 1. DEFINITIONS.
           -----------

     Whenever used in this Agreement with initial letters capitalized, the following terms will have the following specified meanings:

     1.1 "Affiliate" means any Person that controls, is controlled by, or is under common control with a Party. In the case of a corporation, a Person will be deemed to control that corporation if such Person owns, or has the right to vote, stock in the corporation sufficient to elect a majority of the members of the corporation's board of directors. In the case of a partnership, a Person will be deemed to control that partnership if such Person owns, or has the right to control the Person owning, a majority interest of general partner or ownership interests in such partnership.

     1.2 "Confidential Information" means any type of information or material of Discloser which is disclosed to the Recipient as a consequence of or through its participation in the activities anticipated by this Agreement, which is not generally known to the public and which the Recipient knows or has reason to know is confidential or proprietary. Confidential Information includes, without limitation, information which relates to research, development, trade secrets, know-how, inventions, source codes, technical data, software programming, concepts, designs, procedures, manufacturing, purchasing, accounting, engineering, marketing, merchandising, selling, business plans or strategies, and information entrusted to Discloser by a Third Party. However, Confidential Information does not include any information which:

          (a) was in the Recipient's possession before receipt from the Discloser;

          (b) is or becomes a matter of public knowledge through no fault of Recipient;

          (c) is rightfully received by Recipient from a Third Party without a duty of confidentiality;

          (d)   is independently developed by Recipient;

          (e) is required to be disclosed by applicable law or legal process, provided that Recipient gives Discloser reasonable advance notice of any such required disclosure; or

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          (f)   is disclosed by Recipient with the Discloser's prior written approval.

In any dispute over whether information is Confidential Information for purposes of enforcement of this Agreement, it will be the burden of the Recipient to show that such contested information is not proprietary or confidential, or does not constitute a "trade secret" as that term is defined under applicable state law.

     1.3 "Develop" (or such conjugation thereof as the context may require) means design, engineer, invent or develop (or such conjugation thereof as the context may require).

     1.4 "Discloser" means the Party whose Confidential Information is disclosed to the other Party.

     1.5 "Distribute" (or such conjugation thereof as the context may require) means sell, rent, lease, license, transfer or distribute (or such conjugation thereof as the context may require) anywhere in the world.

     1.6    "License" means the license granted under Section 2.

     1.7 "Licensed Product" means any equipment, subassembly, component, part, device or other product that uses or incorporates all or any part of the Licensed Technology.

     1.8 "Licensed Technology" means all inventions, patent rights, copyrights, trade secrets, know-how, designs, plans, drawings, software, operating prototypes and technical descriptions relating to the inventions described under the Patent Rights to the extent that such are proprietary to AV.

     1.9 "Make" (or such conjugation thereof as the context may require) means manufacture, assemble, produce, reproduce or make (or such conjugation thereof as the context may require).

     1.10   "Month" means a calendar month.

     1.11   "Patent" means United States Patent number 5,327,493;

     1.12   "Patent Rights" means:

            (a)   the Patent;

            (b) any reissues, divisions, renewals, extensions and continuations of any of the patent claims described in the Patent; and

            (c) any foreign patents that may issue on any of the patent claims described in the Patent.

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     1.13    "Person" means any individual, corporation, partnership, trust, association or other entity.

     1.14 "Quarter" means a calendar quarter (i.e., any consecutive period of three consecutive months commencing with January, April, July or October).

     1.15 "Recipient" means the Party to whom Confidential Information of the other Party is disclosed as a consequence of or through its participation in the activities anticipated by this Agreement.

     1.16    "Term" means the term of this Agreement as set forth in Section 5.

     1.17 "Third Party" means any Person that is not a Party or an Affiliate of a Party.

     1.18    "Year" means a calendar year.

SECTION 2. THE LICENSE.
           -----------

     2.0    Grant.  Subject to the terms and conditions set forth in this
            -----
Agreement, AV hereby grants to Licensee a worldwide, irrevocable (except as provided in Section 5), nonexclusive, license to Develop, Make, Distribute and use Licensed Products during the Term.

     2.1    Rights to Sublicense.  The License includes the rights to grant
            --------------------
sublicenses, with or without the right to grant subsequent sublicenses, to any Third Party to Make any Licensed Product for Distribution by or through Licensee.

     The License does not include the right to, and Licensee will not, grant any other sublicense under the License.

     2.3    Patent Notice.  Licensee shall mark each of the Licensed Products
            -------------
with the statement "Licensed by Active Voice Corporation under U.S. Patent 5,327,493." However, if it is infeasible to so mark each of the Licensed Products, to the extent of such infeasibility, Licensee may provide for such other notice on the Licensed Product, casing, or packaging (in descending order of preference) as is sufficient to provide notice to the public under 35 USC
(S)287. In the event such notice is shortened in any way, the full notice shall also be provided in the end user documentation for the final product containing the Licensed Product.

SECTION 3. ROYALTIES.
           ---------

     3.1   Amount.
           ------

           (a)  License Fee.  Licensee will pay AV a License Fee of  ***  due
                -----------
upon 180 days of this Agreement. Licensee shall also pay the unit royalty provided below.

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  the Commission. Confidential treatment has been requested with respect to the
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           (b)  Unit Royalty.  Licensee will pay AV royalties equal to *** for
                ------------
each unit of Licensed Product Distributed by Licensee or any Affiliate.

     3.2   Payment.  Within thirty (30) days after the end of each Quarter,
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Licensee will pay AV the royalties payable pursuant to paragraph 3.1 with respect to any and all Licensed Products Distributed during such Quarter. Such royalties will be paid at the notice address specified for AV in this Agreement or in accordance with such other instructions as AV may give Licensee in writing. Licensee will submit or cause to be submitted with each royalty payment made hereunder a statement setting forth the calculation of the royalties due hereunder. Any royalties, license fees or other amounts not paid when due will accrue interest at the rate of one percent (1.0%) per month or the highest rate permitted by applicable usury law, whichever is less, from the date due until the date paid.

     3.3   Accounting and Records.  Licensee will (and will obligate its
           ----------------------
Affiliates to) keep and maintain current, complete and accurate books and records regarding factors taken into account in the determination of royalties under this Agreement. Without limitation, such records shall show the worldwide disposition of every unit manufactured (ASIC, subassembly or final assembly) including those not Distributed (e.g. those used for testing or scrap). Upon AV's request, Licensee will (and will cause its Affiliates to) provide access to such records for examination and audit by AV. Any such examination, reproduction and audit will be conducted at such times and in such a manner so as not to reasonably interfere with the normal business operations of Licensee or its Affiliates. If any such audit discloses an understatement of royalties payable, Licensee will immediately pay to AV the deficiency plus interest as provided for above. If the deficiency for any Quarter is in excess of three percent (3%) of the royalties properly payable for such Quarter, then Licensee or its Affiliates being audited will reimburse AV for all reasonable costs incurred by AV to conduct the audit.

SECTION 4. WARRANTIES.
           ----------

     The parties warrant to each other that each has the right to enter into this Agreement with the other. AV specifically warrants that it owns U.S. Patent number 5,327,493 and that it is not aware of any claim, action or proceeding, pending or threatened, that alleges any infringement of any Third Party patents by any Person who is Making, Selling, Distributing or using the Patent Rights.

     THE WARRANTY SET FORTH IN PARAGRAPH 4 IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OF AV. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AV DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE SCOPE, COVERAGE, VALIDITY OR ENFORCEABILITY OF ANY CLAIM UNDER ANY OF THE PATENT RIGHTS AND ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO ANY LICENSED PRODUCT (INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY REGARDING INFRINGEMENT OF ANY OTHER PATENT OR INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY AND ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE).

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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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SECTION 5. TERM.
           ----

     5.1  General.  The Term will commence on the date of this Agreement and
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will continue until the expiration of the Patent, unless sooner terminated pursuant to paragraph 5.2, below.

     5.2  Termination for Default by Licensee.  If Licensee defaults in the
          -----------------------------------
payment of any royalties due to AV under this Agreement or materially breaches this Agreement, AV may terminate this Agreement by giving Licensee written notice of such termination, provided that:

          (a) AV will not give such notice of termination prior to the expiration of thirty (30) days after AV gives Licensee written notice specifying the default or breach (including, but not necessarily limited to, the amount, if known, which AV believes has not been paid when due) and AV's intention to terminate the Term if the default is not cured within such thirty (30) day period; and

          (b) the termination will not be effective if Licensee cures the default or breach prior to Licensee's receipt of AV's written notice of termination given in accordance with this paragraph.

     5.3  Effect of Termination.  Upon any termination of the Term pursuant to
          ---------------------
paragraph 5.2, this Agreement will terminate and Licensee will have no further License under this Agreement. All copies of an AV Confidential Information in Licensee's possession or control shall be destroyed or returned to AV and Licensee shall make no further use of such Confidential Information. Termination shall not affect Licensee's obligations to pay royalties accruing prior to the end of the Term.

SECTION 6. RESOLUTION OF DISPUTES.
           ----------------------

     6.1  Policy.  The Parties hope there will be no disputes arising out of
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their relationship.  To that end, each commits to cooperate in good faith and to deal fairly in performing their duties under this Agreement in order to accomplish their mutual objectives and avoid disputes. But, if a dispute arises, the Parties affirm their mutual commitment to resolve all disputes by the following alternate dispute resolution process:

          (a) the Parties agree to seek a fair and prompt negotiated resolution; but if this is not successful;

          (b) all disputes will be resolved by binding arbitration; provided that during this process;

          (c)   at the request of either Party made not later than forty-five
(45) days after the initial arbitration demand, the Parties agree to attempt to resolve any dispute by nonbinding third-party intervention including mediation or evaluation or both (but without delaying the arbitration hearing date).

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     The Parties confirm that by agreeing to this alternate dispute resolution process, they intend to give up their right to have any dispute decided in court by a judge or jury.

     6.2  Binding Arbitration.  Any claim between the Parties, including but not
          -------------------
limited to those arising out of or relating to this Agreement and any claims based on or arising from an alleged tort, will be determined by arbitration commenced in accordance with RCW 7.04.060; provided that the total award by a single arbitrator (as opposed to a majority of three arbitrators) will not exceed $250,000. If either Party asserts in good faith that it is entitled to an award over $250,000, there will be three arbitrators. If the Parties cannot agree, then the arbitrator(s) will be selected by the administrator of the American Arbitration Association (AAA) office in Seattle. Each arbitrator will be an attorney with at least 15 years' experience in commercial law in the Seattle metropolitan area, which will be the venue of the arbitration. Any issue about whether a claim is covered by this Agreement will be determined by the arbitrator(s).

     6.3  Procedures.  The arbitration will be conducted in accordance with this
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Agreement using as appropriate the AAA Commercial Arbitration Rules with
Expedited Procedures in effect on the date hereof. There will be no discovery or dispositive motion practice except: the arbitrator(s) may consider a preliminary motion to dismiss any claims allegedly barred by the preceding subparagraph or any applicable statute of limitation; the arbitrator(s) will authorize such discovery as may be shown to be necessary to ensure a fair hearing, and no such discovery will extend the time limits contained herein.
The arbitrator(s) will not be bound by the rules of evidence or of civil procedure, but rather may consider such writings and oral presentations as reasonable businessmen would use in the conduct of their day-to-day affairs, and may require the parties to submit some or all of their case by written declaration or such other manner of presentation as the arbitrator(s) may determine to be appropriate. The Parties intend to limit live testimony and cross-examination to the extent necessary to ensure a fair hearing on material issues.

     6.4  Hearing - Law - Appeal Limited.  The arbitrator(s) will take such
          ------------------------------
steps as may be necessary to hold a private hearing within ninety (90) days of the initial demand for arbitration and to conclude the hearing within two (2) days; and the arbitrator(s)'s written decision will be made not later than fourteen (14) calendar days after the hearing. The Parties have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the arbitrator(s) may for good cause afford or permit reasonable extensions or delays, which will not affect the validity of the award. The written derision will contain a brief statement of the claim(s) determined and the award made on each claim. In making the decision and award, the arbitrator(s) will apply applicable substantive law. Absent fraud, collusion or willful misconduct by an arbitrator, the award will be final, and judgment may be entered in any court having jurisdiction thereof. The arbitrator(s) may award injunctive relief or any other remedy available from a judge, including the joinder of parties or consolidation of this arbitration with any other involving common issues of law or fact or which may promote judicial economy, and may award attorneys' fees and costs to the prevailing party but will not have the power to award punitive or exemplary damages. The decision and award of the arbitrators need not be unanimous; rather, the decision and award of two arbitrators will be final.

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     6.5  Injunctive Relief.  Either Party may seek preliminary or interim
          -----------------
injunctive relief from any court having jurisdiction in the event of a breach of this Agreement. By obtaining any such remedy such party will not waive the provisions of subparagraphs 6.1 through 6.4 above; and any issues or claims which arise in connection with such injunctive relief may be determined by arbitration in accordance with subparagraphs 6.1 through 6.4 above.

SECTION 7. MISCELLANEOUS.
           -------------

     7.1  Nondisclosure of Confidential Information.  Each Party will exercise
          -----------------------------------------
the same degree of care, but no less than a reasonable degree of care, to keep confidential the Confidential Information of the other Party as it uses to protect its own Confidential Information of a like nature. If the Recipient is served with any subpoena or other compulsory judicial or administrative process calling for production of Confidential Information, the Recipient will immediately notify the Discloser in order that it may take such action as it deems necessary to protect its interest.

     Licensee acknowledges that the terms and conditions of this Agreement, including without limitation the royalty provisions, are AV Confidential Information.

     7.2  Notices.  Unless otherwise provided, any notice required or permitted
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under this Agreement will be given in writing and will be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party below:

          If to Licensee:     Notify Corporation
                ---------
                              1054 S. DeAnza Blvd., Suite 105
                              San Jose, CA 95129
                              Attn:  Paul DePond, President

          If to AV:           Active Voice Corporation
                --
                              2901 Third Avenue #500
                              Seattle, WA 98121-9800
                              Attn: CFO and General Counsel

Either Party may change its address specified in this paragraph by giving the other party notice of such change in accordance with this paragraph.

     7.3  Amendments; Waiver.  Any amendment of this Agreement will be set forth
          ------------------
in writing and signed by both parties. The failure of either Party to insist upon or enforce strict performance by the other of any Of the provisions of this Agreement, or to exercise any right or remedy under this Agreement, will not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provisions, rights or remedies in that of any other instance; rather, the same will be and remain in full force and effect.

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     7.4  No Partnership, Franchise or Agency.  This Agreement will not be
          -----------------------------------
interpreted or construed to create any partnership, franchise or agency relationship between the Parties or to impose any partnership, franchise or agency obligation or liability upon either Party. Without limiting the generality of the foregoing, neither Party will have, by virtue of this Agreement, any right, power or authority to act as the agent of, enter into any contract, make any representation or warranty, or incur any obligation or liability of the other Party.

     7.5  Successors and Assigns.  The rights and licenses granted by AV in this
          ----------------------
Agreement are personal to Licensee and may not be assigned or otherwise transferred without the written consent of AV. Any attempted assignment or transfer without such consent shall be void and shall automatically terminate all rights of Licensee under this Agreement. Notwithstanding the above, AV will not unreasonably withhold its consent in the event Licensee is transferring its entire business to the proposed assignee. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of, and be enforceable by each of the Parties and their respective successors and assigns.

     7.6  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     7.7  Expenses; Attorneys' Fees.  If any action at law or in equity is
          -------------------------
necessary to enforce or interpret the terms of this Agreement, the prevailing Party will be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

     7.8  Severability.  The invalidity of all or any part of any section of
          ------------
this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible, with the applicable law as it shall then appear.

     7.9  Governing Law.  This Agreement will be governed and construed in
          -------------
accordance with the laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within the State of Washington.

     7.10 Entire Agreement.  This Agreement constitutes the full and entire
          ----------------
understanding and agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements with respect to the subject matter hereof and thereof.

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     In witness whereof the Parties have duly entered into this Agreement as of the date first written above.

Licensee:                           Notify Corporation


                                    By: ________________________________

                                    Its: _______________________________



AV:                                 Active Voice Corporation


                                    By: ________________________________

                                    Its: _______________________________

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